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        COLUMBIAN BANK, A FEDERAL SAVINGS BANK
         1994 STOCK OPTION AND INCENTIVE PLAN

     1.   PURPOSE OF THE PLAN.

     The purpose of this Columbian Bank, a Federal Savings Bank 1994 Stock Option and Incentive Plan (the "Plan") is to advance the interests of the Company through providing select key Employees and Directors with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and key Employees of the Company or any Affiliate to promote the success of the Company's business.

     2.   DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Awards" shall mean, collectively, Options, SARs, and Restricted Stock, unless the context clearly indicates a different meaning.

     (d) "Board" shall mean the Board of Directors of the Company.

     (e) "Change in Control" shall mean the acquisition of "beneficial ownership" (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of 25% of the Company's voting securities by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided that no Change in Control shall occur as the result of a transaction in which the Company forms a holding company. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

     (f)  "Code" shall mean the Internal Revenue Code of 1986,
as amended.
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     (g)  "Committee" shall mean the Stock Option Committee
appointed by the Board in accordance with Paragraph 5(a) hereof.

     (h) "Common Stock" shall mean the common stock, par value $1.00 per share, of the Company.

     (c)  "Company" shall mean Columbian Bank, a Federal
Savings Bank.

     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

     (k) "Director" shall mean any member of the Board or of the Board of Directors of an Affiliate.

     (l) "Disinterested Person" shall mean any member of the Board who, at the time discretion under the Plan is exercised, is a "disinterested person" within the meaning of Rule 16b-3.

     (m) "Effective Date" shall mean the date specified in Paragraph 16 hereof.

     (n) "Employee" shall mean any person employed on a full-time basis by the Company or an Affiliate.

     (o)  "Exercise Price" shall mean the price per Optioned
Share at which an Option or SAR may be exercised.

     (p) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (r) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (s)  "Option" means an ISO and/or a Non-ISO.

     (t) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (u)  "Participant" shall mean any person who receives an
Award pursuant to the Plan.
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     (v)  "Plan" shall mean the Columbian Bank, a Federal
Savings Bank 1994 Stock Option and Incentive Plan.

     (w) "Restricted Stock" means Common Stock which is subject to restrictions against transfer and forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 11.

     (x)  "Rule 16b-3" shall mean Rule 16b-3 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (y)  "Share" shall mean one share of Common Stock.

     (z) "SAR" (or "Stock Appreciation Right") means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common
Stock.

     3.   TERM OF THE PLAN AND AWARDS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 19 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4.   SHARES SUBJECT TO THE PLAN.

     (a) General Rule. Except as otherwise required by the provisions of Paragraph 13 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 13,828 Shares. Such Shares may either be authorized but unissued Shares or Shares held in treasury. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     (b) Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which the Company delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in
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termination of the Option and vice versa, only the number of
Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 10 hereof, shall not be available for the grant of further Options under the Plan.

     5.   ADMINISTRATION OF THE PLAN.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board who are Disinterested Persons. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Disinterested Persons.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan,
(iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c)  Agreement.  Each Award shall be evidenced by a
written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such
Agreement.   The terms of each such Agreement shall be in
accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.
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     The President of the Company and such other officers as
shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's Charter or Bylaws with respect to the indemnification of Directors.

     6.   GRANTS OF OPTIONS.

     (a) General Rule. In its sole discretion, the Committee may grant Options to key Employees of the Company or its Affiliates. Non-Employee Directors shall be granted Options only in accordance with Paragraph 9 hereof.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7.   EXERCISE PRICE FOR OPTIONS.

     (a) Limits on Committee Discretion. Except as provided in Paragraph 9 hereof, the Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant; provided that in the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be not less than the average of the
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highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     8.   EXERCISE OF OPTIONS.

     (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee or within three months thereafter, and shall terminate automatically three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), and provided further that, except as otherwise provided by the Committee, if the Employee's Continuous Service terminates by reason of --

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful

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     violation of any law, rule or regulation (other than
     traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within 12 months from the date of his death (but not later than the date on which the ISO would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

          (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his Permanent and Total Disability, such Option may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant's death or Permanent and Total Disability.

     (d)  Effect of the Committee's Decisions.  The
Committee's determination whether a Participant's Continuous
Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

     9.   GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     (a) Annual Formula Grants. Notwithstanding any other provisions of this Plan, each Director who is not an Employee but is a Director on the Effective Date shall receive, on said date, Non-ISOs to purchase 450 Shares at an Exercise Price per Share equal to its then Market Value; provided that said grant shall be made only if the Director first executes a cancellation agreement, in a form acceptable to and approved by the Committee, that relates to any stock options previously granted to the Director pursuant to Paragraph 5 of the Company's 1988 Stock Option and Incentive Plan. On each December 31st following the Effective Date, each Director who is then serving on the Board and is not then an Employee shall receive Non-ISOs to purchase 150 Shares, at an Exercise Price per Share equal to its Market Value on the date of grant.

     (b) Grants in lieu of Fees. Notwithstanding any other provisions of this Plan, for a period of 30 days prior to January 1 of each year (May 1 for 1994), each Director may make an election

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to receive, on that January 1 (May 1 for 1994), Non-ISOs in lieu of between 10% and 100% of the fees or salary which the Director would otherwise be entitled to receive in cash for service on the Board of Directors of the Company, as well as for employment with the Company, during the twelve-month period commencing on that January 1 (May 1 for 1994). The number of Shares subject to such a Non-ISO shall equal the quotient obtained by dividing the total amount of the Director's fees expected to be deferred for the applicable 12-month period by an amount equal to 25% of the Market Value of the Optioned Shares on the date of grant. Notwithstanding the foregoing: (i) if for any calendar year a Director receives Non-ISOs having an aggregate discounted exercise price not equal to the Directors fee deferrals for the calendar year, the Company and the Director shall make an appropriate adjustment to the fees payable to the Director in the succeeding calendar year, and (ii) if the aggregate number of Shares as to which Non-ISOs would be granted hereunder for any calendar year would exceed 2,000 Shares, then the number of Shares as to which Non-ISOs are granted pursuant to this Paragraph shall be proportionately reduced based on the relative amount of each Director's fee deferrals for such calendar year, and cash shall be payable to such Directors to the extent necessary to compensate them for the reduced number of Shares subject to their Non-ISOs. The Exercise Price of any Optioned Shares subject to Non-ISOs granted hereunder shall equal 75% of the Market Value of the Optioned Shares on the date of grant.

     (c) Effectiveness of Elections. Any elections made pursuant to this Paragraph shall be prospective only, shall not apply to fees already earned by a Director, and shall be renewed automatically on January 1 of each succeeding year, unless the Director files a new election on or before such date. No
Director shall be required to make a deferral election.

     (d) Exercisability. Non-ISOs granted in accordance with Paragraph (a) hereof shall be immediately exercisable. On the other hand, Non-ISOs granted in accordance with Paragraph (b) hereof shall become exercisable according to the following schedule, provided the Director has not terminated Continuous Service prior thereto: 25% upon the end of each calendar quarter following the date of the grant (up to a maximum vested percentage of 100%). For those grants of Non-ISOs that occur on May 1, 1994 in accordance with Paragraph (b) hereof, said Non-ISOs shall become exercisable according to the following schedule, provided the Director has not terminated Continuous Service prior thereto: 33-1/3% upon each of June 30, 1994, September 30, 1994, and December 31, 1994. If a Director's Continuous Service terminates after his Non-ISOs are granted pursuant to Paragraph (b), but before they have become 100% exercisable, then the Company shall refund to the Director those fee deferrals that did not result in the grant of an exercisable Non-ISO.
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     (e)  Manner of Exercise.  A Non-ISO that has become
exercisable may thereafter be exercised at any time and from time to time, by (i) written notice of intent to exercise the Non-ISO with respect to all or a specified number of the Optioned Shares, and (ii) payment to the Company (contemporaneously with the delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of the Optioned Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. A Director who exercises Options pursuant to this Paragraph may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with those requirements of Paragraphs 8 and 22 hereof.

     (f) Exercise Period. Non-ISOs granted under this Paragraph shall expire three months after a Director terminates Continuous Service for a reason other than death (24 months after death), but in no event more than ten years after the date of their grant. Said Non-ISOs may be exercised during the lifetime of a Director only by the Director, and in the event of the Director's death may be exercised by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution. Unless otherwise inapplicable or inconsistent with the provisions of this Paragraph, the Non-ISOs to be granted to Directors under this Paragraph shall be subject to all other provisions of this Plan.

     10.  SARS (STOCK APPRECIATION RIGHTS)

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to key Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO

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or vice versa, unless the SAR, by its terms, meets all of the following requirements:

          (1)  The SAR will expire no later than the ISO;

          (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

          (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

          (4) The SAR may be exercised only when the ISO may be exercised; and

          (5)  The SAR may be exercised only when the Market
     Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such release.

     (a) Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 6 months and no greater than five years (the "Restriction Period"). Such Restriction Period may differ between Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award.

     (b) Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or the attainment of specific corporate, divisional or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period, and may provide for early termination of any Restriction Period in the event of satisfaction of the specified restrictions prior to expiration of the Restricted Period.

     (c)  Vesting upon Death, Disability, or Retirement.  The
Committee shall set forth in the Agreement the percentage of the

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award of Restricted Stock which shall vest in the Participant in the event of death, disability or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

     (d)  Acceleration of Vesting.  Notwithstanding the
Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of the Company to do so.

     (e) Ownership; Voting. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

          "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the Columbian Bank, a Federal Savings Bank 1994 Stock Option and Incentive Plan, and an agreement entered into between the registered owner and Columbian Bank, a Federal Savings Bank. Copies of such Plan and Agreement are on file in the offices of the Secretary of Columbian Bank, a Federal Savings Bank, 303-307 St. John Street, Havre de Grace, Maryland 21078."

     (f) Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, the Company shall deliver to the Participant, or the legal representative of the Participant's estate, or if the personal representative of the Participant's estate shall have assigned the estate's interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

     (g) Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested
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in the Participant or for which the restrictions have not
been satisfied during the Restriction Period.

     12.  CHANGE IN CONTROL; OTHER ACCELERATION OF VESTING

     (a) General Rule. Notwithstanding the provisions of any Award which provides for its exercise or vesting in installments, all Shares of Restricted Stock shall become fully vested upon a Change in Control, and for a period of 60 days beginning on the date of such Change in Control, all Options and SARs shall be immediately exercisable and fully vested. With respect to Options, at the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

     (b) Acceleration of Vesting. The Committee shall at all times have the power to accelerate the exercise date of Options and SARs.

     13.  EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

     (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards (and the Exercise Price thereof in the case of Options and SARs), shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassifi-cation, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) Transactions in which the Company is Not the Surviving Entity. Subject to Paragraph 11 hereof, in the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, other than a transaction in which the Company solely forms a holding company, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of the surrendered Award shall receive --

          (1)  for each Share then subject to an outstanding
     Award the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is
     changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

          (2)  a cash payment (from the Company or the
     successor corporation), in an amount equal to the Market
     Value of the Shares subject to the Award on the date of the Transaction, less the Exercise Price of the Award in the case of Options and SARs.

     (c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

     14.  NON-TRANSFERABILITY OF AWARDS.

     Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

     15.  TIME OF GRANTING AWARDS.

     The date of grant of an Award shall, be the date designated as the date of grant in the resolutions by which the Committee makes the Award.

     16.  EFFECTIVE DATE.

     The Plan shall become effective on March 29, 1994. Awards may be made prior to approval of the Plan by the stockholders of the Company if the exercise of Awards in the form of Options and/or

SARs, and the vesting of Awards in the form of Restricted Stock, are conditioned upon stockholder approval of the Plan.

     17.  APPROVAL BY STOCKHOLDERS.

     The Plan shall be approved by stockholders of the Company within twelve (12) months before or after the Effective Date.

     18.  MODIFICATION OF AWARDS.

     At any time, and from time to time, the Board may autho-rize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or materially decrease a Participant's benefits under the Award without the Participant's consent.

     19.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that the provisions of Paragraph 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); and provided further that any amendment of the Plan shall be approved by stockholders to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, applicable state law, or NASD or exchange listing requirements.

     No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

     20.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, the Company may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.


     21.  RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     22.  WITHHOLDING TAX.

     The Company's obligation to deliver dividends on Restricted Stock, or to deliver Shares upon exercise of Options and/or SARs or upon the vesting of Restricted Stock (or such earlier time that the Participant makes an election under
Section 83(b) of the Code) shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     23.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company or any Affiliate of such corporations. No Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award, except to the extent provided in Paragraph 9. However, an Employee or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

     24.  UNSECURED OBLIGATION.

     No Participant shall have any interest in any fund or special asset of the Company or its Affiliates by reason of the Plan or the grant of any Award. No trust fund shall be created in connection with the Plan or any Award, and there shall be no required funding of amounts which may become payable to any Participant.

     25.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Maryland, except to the extent that federal law shall be deemed to apply.

                        - 16 -